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                                                                    Exhibit 99.3

                                AMENDMENT NO. 2
                                ---------------

     THIS AMENDMENT NO. 2 (the "Amendment No. 2") to the AGREEMENT AND PLAN OF MERGER dated as of May 10, 2001, by and between G & L ACQUISITION, LLC, a Maryland limited liability company ("Acquiror"), and G & L REALTY CORP., a Maryland corporation (the "Company"), as amended by Amendment No. 1 thereto dated as of September 28 (the "Agreement"), is made and entered into by Acquiror and the Company as of October 26, 2001.

                                    RECITALS

     A. The Board of Directors of the Company (the "Board"), based upon the recommendation of a special committee thereof, has determined that amending the Agreement as set forth in this Amendment No. 2 is advisable and in the best interests of the stockholders of the Company, and the Board and the members of Acquiror have approved the Amendment No. 2 upon the terms and subject to the conditions set forth in this Amendment No. 2.

     B. Acquiror and the Company desire to amend the Agreement as set forth in this Amendment No. 2.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. Section 1.5(a) of the Agreement is amended by deleting "$12.00" "and inserting in its place "$13.00."

     2. Section 4.1 of the Agreement is amended by deleting it in its entirety and inserting in its place the following:

     "4.1 Acquisition Proposals. From the date of this Amendment No. 2, and continuing through the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company agrees that:

           (i) neither it nor any of its Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, share exchange, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement and the Partnership Merger Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or shall engage in any negotiations concerning or provide any confidential information or data to, or shall have any discussions with, any person relating to an Acquisition Proposal, or otherwise shall facilitate any effort or shall attempt to make or implement an Acquisition Proposal (for the avoidance of doubt, responding to an unsolicited inquiry by informing such inquirer that the Company is subject to this Section 4.1 and

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                instructing such inquirer to review this Section of the
                Agreement shall not be a violation of this Section 4.1);

                (ii) it shall use its reasonable best efforts to cause, its officers, directors, employees, agents or financial advisors not to engage in any of the activities restricted by Section 4.1(i);

                (iii) it shall cease and cause to be terminated any existing activities, discussions or negotiations theretofore conducted with any person with respect to any Acquisition Proposal and shall take the necessary steps to inform any such individuals or entities of the obligations undertaken in this Section 4.1;

                (iv) it will notify Acquiror promptly if the Company has received or receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it; and

                (iv) nothing in this Section 4.1 shall affect or diminish the rights of the parties with respect to any claim or right which may have existed under Section 4.1 prior to the date hereof."

        3. Section 7.1(iv) shall be amended by deleting it in its entirety and inserting the following: "[Intentionally Omitted]."

        4. This Amendment No. 2 shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof.

        5. If any term or provision of this Amendment No. 2 is invalid or unenforceable in any jurisdiction by reason of any law or public policy, all other termes and provisions of this Amendment No. 2 shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term is invalid or unenforceable, the parties shall negotiate in good faith to modify this Amendment No. 2 so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        6. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        7. Except as expressly amended by this Amendment No. 2, all provisions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                               G & L ACQUISITION, LLC

                                               By: /s/ Daniel M. Gottlieb
                                                   ----------------------------
                                                   Daniel M. Gottlieb
                                                   Member



                                               By: /s/ Steven D. Lebowitz
                                                   ----------------------------
                                                   Steven D. Lebowitz
                                                   Member



                                               G & L REALTY CORP.


                                               By: /s/ David E. Hamer
                                                   ----------------------------
                                                   David E. Hamer
                                                   Secretary



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